Exhibit 1.1

ACRES COMMERCIAL REALTY CORP.

2,400,000 Shares of 7.875% Series D Cumulative Redeemable Preferred Stock

UNDERWRITING AGREEMENT

Dated: May 14, 2021

EXHIBITS

Exhibit A	–	Underwriters
Exhibit B	–	Form of Opinion of Company Counsel
Exhibit C	–	Form of Tax Counsel Opinion
Exhibit D	–	Form of Maryland Counsel Opinion
Exhibit E	–	Price-Related Information
Exhibit F	–	Issuer General Use Free Writing Prospectuses

Schedule 40	–	Taxable REIT Subsidiaries

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ACRES Commercial Realty Corp.

2,400,000 Shares of 7.875% Series D Cumulative Redeemable Preferred Stock

UNDERWRITING AGREEMENT

May 14, 2021

Raymond James & Associates, Inc.

As Representative of the several Underwriters

c/o Raymond James & Associates, Inc.

880 Carillon Parkway

St. Petersburg, Florida 33716

Ladies and Gentlemen:

ACRES Commercial Realty Corp., a Maryland corporation (the “Company”) and ACRES Capital, LLC, a New York limited liability company (the “Manager”) hereby confirm their respective agreements with Raymond James & Associates, Inc. and each of the other underwriters named in Exhibit A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 11 hereof), for whom it is acting as representative (in such capacity, the “Representative”), with respect to the issue and sale by the Company of a total of 2,400,000 shares (the “Underwritten Securities”) of the Company’s 7.875% Series D Cumulative Redeemable Preferred Stock, par value $0.001 per share (the “Series D Preferred Stock”), and, at the option of the Underwriters, up to an additional 360,000 shares of Series D Preferred Stock (the “Option Securities” and, together with the Underwritten Securities, the “Securities”), and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of Securities set forth in Exhibit A hereto. Certain terms used in this Agreement (this “Agreement”) are defined in Section 16 hereof. To the extent that there is not more than one Underwriter named in Exhibit A, the term Underwriters shall mean either the singular or plural as the context requires.

The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representative deems advisable after this Agreement has been executed and delivered.

The Company has prepared and filed with the Commission the Registration Statement, including the Base Prospectus, for registration under the Securities Act of the offering and sale of the Securities. The Company has filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more preliminary prospectus supplements to the Base Prospectus relating to the Securities which is used together with the Base Prospectus (each, a “preliminary prospectus”), each of which has previously been furnished to you. Any reference herein to the Registration Statement, a preliminary prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the 1933 Act on or before the Applicable Time or the issue date of such preliminary prospectus or the Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, a preliminary prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the 1933 Act after the Applicable Time or the date of such preliminary prospectus or the Prospectus, as the case may be, deemed to be incorporated therein by reference. Promptly after the execution and delivery of this Agreement, the Company will prepare and file with the Commission a prospectus supplement, dated May 14, 2021 (together with the Base Prospectus, the “Prospectus Supplement”) and will file the Prospectus Supplement with the Commission, all in accordance with the provisions of Rule 430B and Rule 424(b), and the Company has previously advised you of all information (financial and other) that will be set forth therein. The Prospectus Supplement and the Base Prospectus, in the form first filed pursuant to Rule 424(b) after the Applicable Time, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, are herein called, collectively, the “Prospectus.”

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the Applicable Time and as of the Closing Date or the Additional Closing Date, as the case may be, each referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

(1) Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the 1933 Act and the Securities have been duly registered under the 1933 Act pursuant to the Registration Statement. The Registration Statement and any post-effective amendments thereto have been declared effective under the 1933 Act, any Rule 462(b) Registration Statement has become effective under the 1933 Act or will become effective under the 1933 Act not later than 8:00 a.m. (New York City time) on the business day immediately after the date of this Agreement, and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with. The Registration Statement was initially filed with the Commission on March 16, 2021.

(2) Registration Statement, Prospectus and Disclosure at Time of Sale. At the respective times that the Registration Statement, any Rule 462(b) Registration Statement and any amendments to any of the foregoing were declared or became effective, as the case may be, and at the Closing Date or the Additional Closing Date, as the case may be, the Registration Statement, any Rule 462(b) Registration Statement and any amendments to any of the foregoing complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

At the respective times the Prospectus or any amendment or supplement thereto was filed pursuant to Rule 424(b) at the Closing Date or the Additional Closing Date, as the case may be, and at any time when a prospectus is required (or, but for the provisions of Rule 172, would be required) by applicable law to be delivered in connection with sales of Securities (whether to meet the requests of purchasers pursuant to Rule 173(d) or otherwise), neither the Prospectus nor any amendments or supplements thereto, considered together with the Prospectus, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As of the Applicable Time (except in the case of clause (y) below) and as of each time prior to the Closing Date or the Additional Closing Date, as the case may be, that an investor agrees (orally or in writing) to purchase or, if applicable, reconfirms (orally or in writing) an agreement to purchase any Securities from the Underwriters, neither (w) any Issuer General Use Free Writing Prospectuses, if any, issued at or prior to the Applicable Time, the Pre-Pricing Prospectus as of the Applicable Time and the information, if any, included on Exhibit E hereto, all considered together (collectively, the “General Disclosure Package”), nor (x) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, nor (y) any Issuer General Use Free Writing Prospectus issued subsequent to the Applicable Time, when considered together with the General Disclosure Package, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The Pre-Pricing Prospectus and the Prospectus and any amendments or supplements to any of the foregoing filed as part of the Registration Statement or any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, or delivered to the Underwriters for use in connection with the offering of the Securities, complied when so filed or when so delivered, as the case may be, in all material respects with the 1933 Act and the 1933 Act Regulations.

Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, the General Disclosure Package or the Prospectus that has not been superseded or modified.

The representations and warranties in the preceding paragraphs of this Section 1(a)(2) do not apply to statements in or omissions from the Registration Statement, the General Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement to any the foregoing made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriters as aforesaid consists of the information described as such in Section 7(b) hereof.

At the respective times that the Registration Statement, any Rule 462(b) Registration Statement or any amendment to any of the foregoing were filed, as of the earliest time after the filing of the Registration Statement that the Company or any other offering participant made a bona fide offer of the Securities within the meaning of Rule 164(h)(2), and at the date hereof, the Company was not and is not an “ineligible issuer” as defined in Rule 405, in each case without taking into account any determination made by the Commission pursuant to paragraph (2) of the definition of such term in Rule 405; and without limitation to the foregoing, the Company has at all relevant times met, meets and will at all relevant times meet the requirements of Rule 164 for the use of a free writing prospectus (as defined in Rule 405) in connection with the offering contemplated hereby.

The copies of the Registration Statement and any Rule 462(b) Registration Statement and any amendments to any of the foregoing and the copies of each preliminary prospectus, each Issuer Free Writing Prospectus that is required to be filed with the Commission pursuant to Rule 433 and the Prospectus and any amendments or supplements to any of the foregoing, that have been or subsequently are delivered to the Underwriters in connection with the offering of the Securities (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise) were and will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T of the Commission. For purposes of this Agreement, references to the “delivery” or “furnishing” of any of the foregoing documents to the Underwriters, and any similar terms, include, without limitation, electronic delivery.

(3) Testing-the-Waters Materials. The Company (i) has not engaged in any Testing-the-Waters Communications and (ii) has not authorized anyone to engage in Testing-the-Waters Communications. The Company has not distributed or approved for distribution any Written Testing-the-Waters Communications. Any individual Written Testing-the-Waters Communication complied in all material respects with the 1933 Act and 1933 Act Regulations, and when taken together with the General Disclosure Package as of the Applicable Time, did not, and as of the Closing Date or the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(4) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, at the respective times they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations, as applicable, and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(5) Independent Accountants. Grant Thornton LLP, the accountants who certified the financial statements and any supporting schedules incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus are independent public accountants as required by the 1933 Act, the 1933 Act Regulations and the Public Company Accounting Oversight Board (United States).

(6) Financial Statements. The financial statements of the Company included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules (if any) and notes, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the results of operations, changes in stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; and all such financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved and comply as to form in all material respects with all applicable accounting requirements under the 1933 Act and the 1933 Act Regulations, or the 1934 Act and

the 1934 Act Regulations, as applicable. The supporting schedules, if any, included or incorporated by reference in the Registration Statement present fairly, in accordance with GAAP, the information required to be stated therein in all material respects. All “non-GAAP financial measures” (as such term is defined in the rules and regulations of the Commission), if any, contained or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus comply with Regulation G and Item 10 of Regulation S-K of the Commission, to the extent applicable.

(7) No Material Adverse Change in Business. Except as otherwise disclosed therein, since the date of the most recent financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (A) there has been no material adverse change or any development that could reasonably be expected to result in a material adverse change in the condition (financial or other), results of operations, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, (B) neither the Company nor any of its subsidiaries has incurred any liability or obligation or entered into any transaction or agreement that, individually or in the aggregate, is material with respect to the Company and its subsidiaries, taken as a whole, and neither the Company nor any of its subsidiaries has sustained any loss or interference with its business or operations from fire, explosion, flood, earthquake or other natural disaster or calamity, whether or not covered by insurance, or from any labor dispute or disturbance or court or governmental action, order or decree which could reasonably be expected, individually or in the aggregate, to have a material adverse effect on the condition (financial or other), results of operations, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising in the ordinary course of business (in any such case, a “Material Adverse Effect”), and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(8) Good Standing of the Company. The Company (i) has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland; (ii) has power and authority to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and (iii) is duly qualified as a foreign corporation to transact business and is in good standing (to the extent such concept exists in the applicable jurisdiction) in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except in cases of clauses (ii) and (iii), where the failure to have such power and authority or to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(9) Good Standing of Subsidiaries. Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X promulgated by the Commission) (i) has been duly organized and is validly existing as a corporation, limited or general partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its organization; (ii) has power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package or the Prospectus; and (iii) is duly qualified as a foreign corporation, limited or general partnership or limited liability company, as the case may be, to transact business and is in good standing (to the extent such concept exists in the applicable jurisdiction) in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except in the cases of clauses (ii) and (iii), where the failure to have such power and authority or to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all of the issued and outstanding shares of capital stock of each such subsidiary that is a corporation, all of the issued and outstanding partnership interests of each such subsidiary that is a limited or general partnership and all of the issued and outstanding limited liability company interests, membership interests or other similar interests of each such subsidiary that is a limited liability company have been duly authorized and validly issued, are fully paid and (except in the case of general partnership interests) nonassessable and are owned by the Company, directly or through subsidiaries, free and clear of any Lien; and none of the issued and outstanding shares of capital stock of any such subsidiary that is a corporation, none of the issued and outstanding partnership interests of any such subsidiary that is a limited or general partnership, and none of the issued and outstanding limited liability company interests, membership interests or other similar interests of any such subsidiary that is a limited liability company was issued in violation of any preemptive rights, rights of first refusal or other similar rights of any securityholder of such subsidiary or any other person.

(10) Capitalization. The Company has an authorized capitalization as set forth in the General Disclosure Package and the Prospectus, and the shares of issued and outstanding capital stock of the Company have been, and as of the Closing Date and the Additional Closing Date, as the case may be, will be, duly authorized and validly issued and are, and will be, fully paid and nonassessable and were, and will be, issued in compliance with all applicable foreign, state and federal securities and “blue-sky” laws; and none of the outstanding shares of capital stock of the Company was, and will be, issued in violation of any preemptive rights, rights of first refusal or other similar rights of any securityholder of the Company or any other person. The Company does not have any outstanding debt securities or preferred equity securities (other than the Securities) that are rated by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the 1934 Act).

(11) Authorization of Agreements. The Company has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder (including the issuance and sale of the Securities and the use of proceeds from the sale of the Securities as described in General Disclosure Package and the Prospectus under the caption “Use of Proceeds” and any issuance of the Conversion Securities), and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby have been duly and validly taken. The Articles Supplementary to the Company’s charter setting forth the terms of the Series D Preferred Stock (the “Articles Supplementary”) will be, prior to the Closing Date, duly authorized, executed and filed by the Company with the State Department of Assessments and Taxation of the State of Maryland (the “SDAT”).

(12) Authorization of Securities. The Securities to be sold by the Company under this Agreement have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and nonassessable; and, to the knowledge of the Company, the issuance and sale of the Securities to be sold by the Company under this Agreement are not subject to any preemptive rights, rights of first refusal or other similar rights of any securityholder of the Company or any other person. The shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) initially issuable upon conversion of the Securities (the “Conversion Securities”) have been duly authorized and, when issued upon conversion of the Securities in accordance with the terms of the Articles Supplementary, will be validly issued, fully paid and nonassessable and will be issued in compliance with all applicable foreign, state and federal securities and “blue-sky” laws; and will not be issued in violation of any preemptive rights, rights of first refusal or other similar rights of any securityholder of the Company or any other person. The board of directors of the Company has duly and validly reserved such Conversion Securities for issuance upon conversion of the Securities.

(13) Description of Capital Stock. Each of the Series D Preferred Stock and the Conversion Securities conforms in all material respects to the statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(14) Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is (i) in violation of its Organizational Documents or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any Company Document, except in the case of clause (ii), for such defaults that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and compliance by the Company with its obligations under this Agreement do not and will not, conflict with or constitute a breach of, or default, Termination Event or Repayment Event under, or result in the creation or imposition of any Lien upon any property or assets of the Company or any of its subsidiaries pursuant to, any Company Documents, except for such conflicts, breaches, defaults or Liens that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, nor will such action result in any violation of (i) the provisions of the Organizational Documents of the Company or any of its subsidiaries or (ii) except as would not reasonably be expected to result in a Material Adverse Effect, any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their respective assets, properties or operations.

(15) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against the Company or any of its subsidiaries which is required to be disclosed in the Registration Statement, the Pre-Pricing Prospectus or the Prospectus (other than as disclosed therein), or which might reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(16) Accuracy of Descriptions and Exhibits. The information in the Pre-Pricing Prospectus and the Prospectus under the captions “Description of the Series D Preferred Stock,” “Description of Common Stock and Preferred Stock” and “Tax Considerations” and the information in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 under the captions “Risk Factors—Tax Risks,” “Risk Factors—Risks Related to Our Organization and Structure— Loss of our exclusion from regulation under the Investment Company Act would require significant changes in our operations and could reduce the market price of our common stock and our ability to make distributions,” “Item 3. Legal Proceedings” and “Item 13. Certain Relationships and Related Transactions and Director Independence”, in each case to the extent that it constitutes matters of law, summaries of legal matters, summaries of provisions of the Company’s charter or bylaws or any other instruments or agreements, summaries of legal proceedings, or legal conclusions, is correct in all material respects; all descriptions in the Registration Statement, the General Disclosure Package and the Prospectus of any other Company Documents are accurate in all material respects; and there are no franchises, contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, leases or other instruments, agreements or documents required to be described or referred to in the Registration Statement, the Pre-Pricing Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

(17) Intellectual Property. Except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, (i) the Company and its subsidiaries own and possess or have valid and enforceable licenses to use, all patents, patent rights, patent applications, licenses, copyrights, inventions, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names, service names, software, internet addresses, domain names and other intellectual property (collectively, “Intellectual Property”) that is described in the Registration Statement, the General Disclosure Package or the Prospectus or that is necessary for the conduct of their respective businesses as currently conducted and as described in the Registration Statement, the General Disclosure Package and the Prospectus; (ii) neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with rights of others with respect to any Intellectual Property; (iii) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the Company’s or any subsidiary’s rights in or to any such Intellectual Property, or challenging the validity, enforceability or scope of any such Intellectual Property, or asserting that the Company or any subsidiary infringes or otherwise violates, or would, upon the commercialization of any product or service described in the Registration Statement, the General Disclosure Package or the Prospectus, infringe or violate, any Intellectual Property of others, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; and (iv) the Company and its subsidiaries have complied with the terms of each agreement pursuant to which any Intellectual Property has been licensed to the Company or any subsidiary, all such agreements are in full force and effect, and the Company is unaware of any event or condition that has occurred or exists that gives or, with notice or passage of time or both, would give any person the right to terminate any such agreement.

(18) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the authorization, execution, delivery or performance by the

Company of this Agreement, for the offering of the Securities as contemplated by this Agreement, for the issuance, sale or delivery of the Securities and the Conversion Securities to be sold by the Company pursuant to this Agreement, or for the consummation of any of the other transactions contemplated by this Agreement, in each case on the terms contemplated by the Registration Statement, the General Disclosure Package and the Prospectus, except for the filing of the Articles Supplementary with the SDAT, except such as have been obtained under the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations and except that no representation is made as to such as may be required under state or foreign securities laws.

(19) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; and except as would not, individually or in the aggregate, result in a Material Adverse Effect, neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses.

(20) Title to Property. The Company and its subsidiaries have good and marketable title to all real property owned by any of them (if any) and good title to all other properties owned by any of them, in each case, free and clear of all Liens except such as (a) are described in the Registration Statement, the General Disclosure Package and the Prospectus or (b) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; all real property, buildings and other improvements, and all equipment and other property, held under lease or sublease by the Company or any of its subsidiaries is held by them under valid, subsisting and enforceable leases or subleases, as the case may be, with such exceptions as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its subsidiaries under any of the leases or subleases mentioned above, except for such claims which, if successfully asserted against the Company or any of its subsidiaries, would not, individually or in the aggregate, result in a Material Adverse Effect. The Company and its subsidiaries have good and marketable title to the portfolio of commercial real estate debt investments described in the Registration Statement, the General Disclosure Package and the Prospectus, except for those commercial real estate debt investments that have conditionally been assigned to a lender/buyer counterparty pursuant to a master repurchase agreement, in respect of which the Company has a binding and enforceable right to repurchase such debt investments from such lender/buyer counterparty, subject to and in accordance with the terms of that repurchase agreement.

(21) 1940 Act. Neither the Company nor any of its subsidiaries is, and upon the issuance and sale of the Securities herein contemplated and the receipt and application of the net proceeds therefrom as described in the General Disclosure Package and the Prospectus under the caption “Use of Proceeds,” will be, an “investment company” or an entity “controlled” by an “investment company” (as such terms are defined in the 1940 Act), in each case, that is required to register under the 1940 Act.

(22) Environmental Laws. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus and except as would not, individually or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws to conduct the business now operated by them and are each in compliance with their requirements, (C) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, Liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) to the knowledge of the Company, there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

(23) Absence of Registration Rights. There are no persons with (A) registration rights or other similar rights to have any securities (debt or equity) (i) registered pursuant to the Registration Statement, or (ii) included in the offering contemplated by this Agreement or (B) co-sale rights, tag-along rights or other similar rights to have any securities (debt or equity) included in the offering contemplated by this Agreement or sold in connection with the sale of Securities.

(24) Form 8-A. The Company has filed or, prior to the listing of the Securities on the NYSE, will file with the Commission a Form 8-A providing for the registration under the 1934 Act of the Securities.

(25) NYSE. The outstanding shares of Common Stock have been approved for listing on the NYSE and the Company has applied, or will apply promptly following the execution and delivery of this Agreement, for approval of the listing of the Securities on the NYSE, subject to official notice of issuance.

(26) Tax Returns. The Company and its subsidiaries have filed all foreign, federal, state and local tax returns that are required to be filed or have obtained extensions thereof, except where the failure so to file would not, individually or in the aggregate, result in a Material Adverse Effect, and have paid all taxes (including, without limitation, any estimated taxes) required to be paid and any other assessment, fine or penalty, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith by appropriate actions and except for such taxes, assessments, fines or penalties the nonpayment of which would not, individually or in the aggregate, result in a Material Adverse Effect.

(27) Insurance. The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; there are no material claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers at a cost that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(28) Accounting and Disclosure Controls. The Company and its subsidiaries, on a consolidated basis, maintain a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in Registration Statement, the General Disclosure Package and the Prospectus is accurate. The Company is not aware of any material weakness in its internal controls over financial reporting. The Company and its subsidiaries, on a consolidated basis, maintain “disclosure controls and procedures” as such term is defined in Rule 13a-15 of the 1934 Act Regulations. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(29) Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith with which any of them is required to comply.

(30) Absence of Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(31) Statistical and Market-Related Data. Any statistical, demographic, market-related and similar data included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects and accurately reflect the materials upon which such data is based or from which it was derived.

(32) No Unlawful Payments. Neither the Company nor any of its subsidiaries nor any director or officer of the Company or any of its subsidiaries nor, to the knowledge of the Company, any employee or agent of the Company or any of its subsidiaries, in each case acting on behalf of the Company or any of its subsidiaries, is aware of or has taken, directly or indirectly, any action that has resulted or would result in a violation by any such person of any provision of the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), or any other applicable anti-corruption laws, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA. The Company has instituted and maintains policies and procedures reasonably designed to promote and achieve compliance with the FCPA. Neither the Company nor its subsidiaries will use, directly or indirectly, the proceeds of the offering of Securities for the purpose of funding or facilitating offering, paying, promising to pay or authorizing the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

(33) Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements, the applicable money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries.

(34) No Conflicts with Sanction Laws. Neither the Company nor any of its subsidiaries nor any director or officer of the Company or any of its subsidiaries nor, to the knowledge of the Company, any employees or agents of the Company or its subsidiaries, in each case acting on behalf of the Company or any of its subsidiaries is, or is owned or controlled by one or more persons that are, (a) currently the subject of any sanctions administered or enforced by the U.S. Government (including, without limitation, OFAC or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”) or any other applicable sanctions authority (collectively, “Sanctions”), or (b) located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Syria and Crimea (each, a “Sanctioned Country”); and the Company will not directly or, to the knowledge of the Company, indirectly use any of the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) for the purpose of funding or facilitating any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of any Sanctions, (ii) for the purpose of funding or facilitating any activities of or any business in any Sanctioned Country in violation of Sanctions or (iii) in any other manner that could result in a violation by any person (including any person participating in the offering of the Securities, whether as an underwriter, advisor, investor or otherwise) of any Sanctions.

(35) ERISA Compliance. None of the following events has occurred or exists or is reasonably likely to occur: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of ERISA with respect to a Plan (as defined below) determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal, state or foreign governmental or regulatory agency with respect to the employment or compensation of employees by the Company or any of its subsidiaries; (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Company or any of its subsidiaries that might reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect; (iv) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company and its subsidiaries compared to the amount of such contributions made in the Company’s most recently completed fiscal year; (v) a material increase in the “accumulated post-retirement benefit obligations” (within the meaning of Accounting Standards Codification Topic 715-60) of the Company and its subsidiaries compared to the amount of such obligations in the Company’s most recently completed fiscal year; (vi) any event or condition giving rise to a liability under Title IV of ERISA; or (vii) the filing of a claim by one or more employees or former employees of the Company or any of its subsidiaries related to his, her or their employment, except in each case with respect to the events set forth in clauses (i) through (vii), as would not reasonably be expected, individually or in the aggregate with any other event set forth in clauses (i) through (vii), to result in a Material Adverse Effect. For purposes of this paragraph and the definition of ERISA, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) with respect to which the Company or any member of its “Controlled Group” (defined as any organization that is a member of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control and all members of an “affiliated service group” that together with the Company are (A) treated as a single employer within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”) or (B) under common control within the meaning of Section 4001(a)(14) of ERISA) may have any liability.

(36) Transfer Taxes. There are no stock or other transfer taxes, stamp duties, capital duties or other similar duties, taxes or charges payable in connection with the execution or delivery of this Agreement by the Company or the issuance or sale by the Company of the Securities to be sold by the Company to the Underwriters hereunder.

(37) Offering Materials. Without limitation to the provisions of Section 17 hereof, the Company has not distributed and will not distribute, directly or indirectly (other than through the Underwriters), any “written communication” (as defined Rule 405 under the 1933 Act) or other offering materials in connection with the offering or sale of the Securities or the Conversion Securities, other than the Pre-Pricing Prospectus, the Prospectus, any amendment or supplements to any of the foregoing that are filed with the Commission and any Permitted Free Writing Prospectuses (as defined in Section 17).

(38) No Restrictions on Dividends. No subsidiary of the Company is a party to or otherwise bound by any instrument or agreement that limits or prohibits, directly or indirectly, any subsidiary of the Company from paying any dividends or making any other distributions on its capital stock, limited or general partnership interests, limited liability company interests, or other equity interests, as the case may be, or from repaying any loans or advances from, or (except for instruments or agreements that by their express terms prohibit the transfer or assignment thereof or of any rights thereunder) transferring any of its properties or assets to, the Company or any other subsidiary, in each case except as described in the Registration Statement, the General Disclosure Package and the Prospectus or as would not reasonably be expected to result in a Material Adverse Effect.

(39) Brokers. There is not a broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any of the transactions contemplated by this Agreement, except for underwriting discounts and commissions payable to the Underwriters in connection with the sale of the Securities to the Underwriters pursuant to this Agreement.

(40) Real Estate Investment Trust. Commencing with its taxable year ended December 31, 2005, the Company has been organized and has operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Code and all applicable regulations under the Code, and its form of organization and proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code and all applicable regulations under the Code, and the Company, after reasonable inquiry and diligence, does not know of any event that would reasonably be expected to cause the Company to fail to qualify as a REIT at any time. Each of the Company’s corporate subsidiaries that has elected, together with the Company, to be a taxable REIT subsidiary is in compliance with all requirements applicable to a “taxable REIT subsidiary” within the meaning of Section 856(l) of the Code and all applicable regulations under the Code, and the Company, after reasonable inquiry and diligence, is not aware of any fact that could negatively impact such qualification. Each of the Company’s subsidiaries that is not a “taxable REIT subsidiary” is a disregarded entity or a partnership for U.S. federal income tax purposes. Each of the Company’s subsidiaries listed on Schedule 40 hereto are subsidiaries of the Company that are “taxable REIT subsidiaries” within the meaning of Section 856(l) of the Code. The Company has no other “taxable REIT subsidiaries” as of the date hereof. All statements regarding the Company’s qualification and taxation as a REIT and descriptions of the Company’s organization and proposed method of operation set forth in the Registration Statement, the General Disclosure Package and the Prospectus are true, complete and correct in all material respects and no deviation from such proposed method of operation is currently contemplated.

(41) Management Agreement. The Fourth Amended and Restated Management Agreement, dated as of July 31, 2020, as amended by the First Amendment to Fourth Amended and Restated Management Agreement dated as of February 16, 2021, between the Company and the Manager (as amended, the “Management Agreement”), constitutes a valid and binding agreement of the Company and the Manager enforceable against the Company and the Manager in accordance with its terms.

(42) Cybersecurity; Data Protection. (i) The Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform as required in connection with, the operation of the business of the Company and its subsidiaries as currently conducted and, to the Company’s knowledge, are free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptant; (ii) the Company and its subsidiaries have implemented and maintained controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with the business of the Company and its subsidiaries as currently conducted, and, to the knowledge of the Company, there have been no material breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same; and (iii) the Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification; except, in the case of the foregoing clauses (i), (ii) and (iii) as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(43) No Prior Sales. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company has not sold, issued or distributed any shares of Series D Preferred Stock.

(b) Representations and Warranties by the Manager. The Manager represents and warrants to each Underwriter as of the Applicable Time and as of the Closing Date or the Additional Closing Date, as the case may be, each referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

(1) Good Standing; Power and Authority. The Manager (i) has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of New York; (ii) has power and authority to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement;

and (iii) is duly qualified as a foreign corporation to transact business and is in good standing (to the extent such concept exists in the applicable jurisdiction) in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of its business, except in cases of clauses (ii) and (iii), where the failure to have such power and authority or to be so qualified would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the earnings, business, operations or condition (financial or other) of the Manager (a “Manager Material Adverse Effect”).

(2) Authorization of Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Manager.

(3) Absence of Defaults and Conflicts. The Manager is not (A) in violation of its limited liability company agreement or (B) except as would not, individually or in the aggregate, reasonably be expected to result in a Manager Material Adverse Effect, in violation of or in default under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound. The execution and delivery of this Agreement by the Manager and the fulfillment of the terms hereof do not and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default or Manager Repayment Event (as defined below) under, (i) any indenture, mortgage, deed of trust or other agreement or instrument to which the Manager is a party or by which the Manager or any of its properties is bound, (ii) its limited liability company agreement or (iii) any law, order, rule or regulation, judgment, order, writ or decree applicable to the Manager of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction over the Manager or any of its properties, except in the case of clauses (i) and (iii), for such defaults that would not, individually or in the aggregate, reasonably be expected to result in a Manager Material Adverse Effect. As used herein, a “Manager Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Manager prior to its stated maturity.

(4) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Manager, threatened, against the Manager that might reasonably be expected, individually or in the aggregate, to result in a Manager Material Adverse Effect or to materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Manager of its obligations under this Agreement.

(5) Accuracy. The information regarding the Manager and its affiliates (other than the Company and its subsidiaries) in the Registration Statement, the General Disclosure Package or Prospectus is true and correct in all material respects. As of the date of this Agreement, the Manager has no plan or intention to materially alter its investment allocation policy with respect to the Company as described in the Registration Statement, the General Disclosure Package and the Prospectus.

(6) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the authorization, execution, delivery or performance by the Manager of this Agreement and the Management Agreement, except that no representation is made as to such as may be required under state or foreign securities laws.

(7) Possession of Licenses and Permits. The Manager possesses such Governmental Licenses issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by it; and, except as would not, individually or in the aggregate, reasonably be expected to have a Manager Material Adverse Effect, and the Manager has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses.

(8) Investment Advisers Act. The Manager is duly registered as an investment adviser with the Commission. The Manager is not prohibited by the Investment Advisers Act of 1940, as amended, or the rules and regulations thereunder, from performing its obligations under the Management Agreement as described in the Registration Statement, the General Disclosure Package and the Prospectus.

(9) Accounting Controls. The Manager operates under the Company’s system of internal accounting controls in order to provide reasonable assurances that (A) transactions effectuated by it on behalf of the Company pursuant to its duties set forth in the Management Agreement will be executed in accordance with management’s general or specific authorization and (B) access to the Company’s assets is permitted only in accordance with management’s general or specific authorization.

(10) No Unlawful Payments. Neither the Manager nor any of its directors or officers nor, to the knowledge of the Manager, any manager, employee or agent of the Manager, in each case acting on behalf of the Manager, is aware of or has taken, directly or indirectly, any action that has resulted or would result in a violation by any such person of any provision of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA.

(11) Compliance with Money Laundering Laws. The operations of the Manager are and have been conducted at all times in material compliance with applicable Anti-Money Laundering Laws, and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Manager with respect to the Anti-Money Laundering Laws is pending or, to the Manager’s knowledge, threatened.

(12) No Conflicts with Sanction Laws. Neither the Manager nor any of its directors or officers nor, to its knowledge, any manager, agent or employee of the Manager, in each case acting on behalf of the Manager or any of its subsidiaries (if any) is (a) currently the subject of any Sanctions, nor (b) located, organized or resident in a Sanctioned Country; and the Manager will not directly or, to the knowledge of the Manager, indirectly cause the Company to directly or indirectly use any of the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) for the purpose of funding or facilitating any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of any Sanctions, (ii) for the purpose of funding or facilitating any activities of or any business in any Sanctioned Country in violation of Sanctions or (iii) in any other manner that could result in a violation by any person (including any person participating in the offering of the Securities, whether as an underwriter, advisor, investor or otherwise) of any Sanctions.

(13) Offering Materials. Without limitation to the provisions of Section 17 hereof, the Manager has not distributed and will not distribute, directly or indirectly (other than through the Underwriters), any “written communication” (as defined Rule 405 under the 1933 Act) or other offering materials in connection with the offering or sale of the Securities, other than the Pre-Pricing Prospectus, the Prospectus, any amendment or supplements to any of the foregoing that are filed with the Commission and any Permitted Free Writing Prospectuses (as defined in Section 17).

(14) Authorization of Management Agreement. The Management Agreement has been duly authorized by the Manager and constitutes a valid and binding agreement of the Manager enforceable in accordance with its terms.

(c) Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries or the Manager (whether signed on behalf of such officer, the Company or such subsidiary or the Manager) and delivered to the Representative or to counsel for the Underwriters shall be deemed a representation and warranty by the Company, such subsidiary or the Manager, as applicable, to each Underwriter as to the matters covered thereby.

SECTION 2. Sale and Delivery to Underwriters; Closing.

(a) Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters, severally and not jointly, the Underwritten Securities, and each Underwriter, severally and not jointly, agrees to purchase the respective number of Underwritten Securities set forth opposite its name in Exhibit A hereto plus any additional number of Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 11 hereof, subject to such adjustments among the Underwriters as the Representative in its sole discretion shall make to eliminate any sales or purchases of fractional Securities, in each case at a price of $24.2125 per share (the “Purchase Price”).

In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell the Option Securities to the several Underwriters, and each Underwriter, severally and not jointly, agrees to purchase the Option Securities, in each case, at the Purchase Price.

If any Option Securities are to be purchased, the number of Option Securities to be purchased by each Underwriter shall be the number of Option Securities which bears the same ratio to the aggregate number of Option Securities being purchased as the number of Underwritten Securities set forth opposite the name of such Underwriter in Schedule A hereto (or such amount increased as set forth in Section 11 hereof) bears to the aggregate number of Underwritten Securities being purchased from the Company by the several Underwriters, subject to such adjustments among the Underwriters as the Representative in its sole discretion shall make to eliminate any sales or purchases of fractional Securities.

The Underwriters may exercise the option to purchase the Option Securities at any time in whole, or from time to time in part, on or before the thirtieth day following the date of this Agreement, by written notice from the Representative to the Company. Such notice shall set forth the aggregate number of Option Securities as to which the option is being exercised and the date and time when the Option Securities are to be delivered and paid for, which may be the same date and time as the Closing Date (as defined below) but shall not be earlier than the Closing Date nor later than the tenth full business day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 11 hereof). Any such notice shall be given at least two business days prior to the date and time of delivery specified therein.

(b) Payment. Payment of the purchase price for, and delivery of, the Underwritten Securities shall be made at the offices of Hunton Andrews Kurth LLP, 2200 Pennsylvania Avenue, NW, Washington, DC, or at such other place as shall be agreed upon by the Representative and the Company, at 9:00 A.M. (New York City time) on May 21, 2021 (unless postponed in accordance with the provisions of Section 11), or such other time not later than five business days after such date as shall be agreed upon by the Representative and the Company (such time and date of payment and delivery being herein called “Closing Date”), or in the case of the Option Securities, on the date and at the time and place specified by the Representative in the written notice of the Underwriters’ election to purchase such Option Securities. The time and date of such payment for the Option Securities, if other than the Closing Date, is herein referred to as the “Additional Closing Date”.

Payment shall be made to the Company by wire transfer of immediately available funds to the bank account designated by the Company to the Representative at least forty-eight hours’ prior notice, in each case against delivery to the Representative for the respective accounts of the Underwriters of the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representative, for its own account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities which it has agreed to purchase. The Representative, individually and not as Representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by the other Underwriter whose funds have not been received by the Closing Date or the Additional Closing Date, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

(c) Delivery of Securities. Delivery of the Securities shall be made through the facilities of DTC unless the Representative shall otherwise instruct.

SECTION 3. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) Compliance with Securities Regulations and Commission Requests. Prior to the end of the period during which the Prospectus is required (or, but for the provisions of Rule 172, would be required) to be delivered by applicable law (whether to meet the requests of purchasers pursuant to Rule 173(d) or otherwise), the Company, subject to Section 3(b), will comply with the requirements of Rule 430B and Rule 433 and will notify the Representative immediately, and confirm the notice in writing, (i) when the Registration Statement, any Rule 462(b) Registration Statement or any post-effective amendment to the Registration Statement shall be declared or become effective, or when any preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication or any amendment or supplement to any of the foregoing shall have been filed or distributed, (ii) of the receipt of any comments from the Commission (and shall promptly furnish the Representative with a copy of any comment letters and any written responses thereto), (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus or the Prospectus or any Issuer Free Writing Prospectus or for additional information including, but not limited to, any request for information concerning any Testing-the-Waters Communication, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus or any Testing-the-Waters Communication or any amendment or supplement to any of the foregoing or any notice from the Commission objecting to the use of the form of the Registration Statement or any post effective amendment thereto, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction or of the loss or suspension of any exemption from any such qualification, or of the initiation or threatening of any proceedings for any of such purposes, or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will use commercially reasonable efforts to prevent the issuance of any such stop order and the occurrence of any such suspension or loss of any qualification of the Securities for offering or sale and any such loss or suspension of any exemption from any such qualification, and if any such stop order is issued, or any such suspension or loss occurs, to obtain as soon as possible the lifting thereof.

(b) Filing of Amendments. The Company will give the Representative notice of its intention to file or prepare any amendment to the Registration Statement, any Rule 462(b) Registration Statement, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication or any amendment, supplement or revision to any preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication, whether pursuant to the 1933 Act or otherwise, and the Company will furnish the Representative with copies of any such documents within a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters have reasonably objected in a timely manner. The Company will give the Representative notice of its intention to make any filing pursuant to the 1934 Act or the 1934 Act Regulations from the Applicable Time through the Closing Date or the Additional Closing Date, as the case may be, (or, if later, through the end of the period during which the Prospectus is required (or, but for the provisions of Rule 172, would be required) to be delivered by applicable law (whether to meet the requests of purchasers pursuant to Rule 173(d) or otherwise)) and will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters have reasonably objected in a timely manner.

(c) Delivery of Registration Statements. The Company has furnished or will deliver to the Representative and counsel for the Underwriters, without charge, copies of the Registration Statement and any Rule 462(b) Registration Statement and of each amendment thereto (including exhibits filed therewith and copies of all consents and certificates of experts).

(d) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus and any amendments or supplements thereto as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required (or, but for the provisions of Rule 172, would be required) to be delivered by applicable law (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise), such number of copies of the Pre-Pricing Prospectus, the Prospectus and any Issuer Free Writing Prospectus and any amendments or supplements to any of the foregoing as such Underwriter may reasonably request.

(e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated by this Agreement, the General Disclosure Package and the Prospectus. If at any time when a prospectus is required (or, but for the provisions of Rule 172, would be required) by the applicable law to be delivered in connection with sales of the Securities (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise), any event shall occur or condition shall exist as a result of which it is necessary (or if the Representative or counsel for the Underwriters shall notify the Company that, in their judgment, it is necessary) to amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus so that the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, not misleading or if it is necessary (or if the Representative or counsel for the Underwriters shall notify the Company that, in their judgment, it is necessary) to amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus in order to comply with the requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations, the Company will promptly notify the Representative of such event or condition and of its intention to file such amendment or supplement (or, if the Representative or counsel for the Underwriters shall have notified the Company as aforesaid, the Company will promptly notify the Representative of its intention to prepare such amendment or supplement) and will promptly prepare and file with the Commission, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to correct such untrue statement or omission or to comply with such requirements, and, in the case of an amendment or post-effective amendment to the Registration Statement, the Company will use its best efforts to have such amendment declared or become effective as soon as practicable, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. If at any time an Issuer Free Writing Prospectus conflicts with the information contained in the Registration Statement or if an event shall occur or condition shall exist as a result of which it is necessary (or, if the Representative or counsel for the Underwriters shall notify the Company that, in their judgment, it is necessary) to amend or supplement such Issuer Free Writing Prospectus so that it will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, not misleading, or if it is necessary (or, if the Representative or counsel for the Underwriters shall notify the Company that, in their judgment, it is necessary) to amend or supplement such Issuer Free Writing Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly notify the Representative of such event or condition and of its intention to file such amendment or supplement (or, if the Representative or counsel for the Underwriters shall have notified the Company as aforesaid, the Company will promptly notify the Representative of its intention to prepare such amendment or supplement) and will promptly prepare and, if required by the 1933 Act or the 1933 Act Regulations, file with the Commission, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to eliminate or correct such conflict, untrue statement or omission or to comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

(f) Blue Sky and Other Qualifications. The Company will use reasonable best efforts, in cooperation with the Underwriters, to qualify the Securities and the Conversion Securities for offering and sale, or to obtain an exemption for the Securities and the Conversion Securities to be offered and sold under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representative may designate in writing; provided, however, that the Company shall not be obligated to (x) file any general consent to service of process, (y) qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or (z) subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities and the Conversion Securities have been so qualified or exempt, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification or exemption, as the case may be, in effect for so long as a period as the Representative may reasonably request for distribution of the Securities and the Conversion Securities.

(g) Rule 158. As soon as practicable, the Company will make generally available to its security holders and to the Representative (which may be satisfied by filing with the Commission’s EDGAR system) an earnings statement or statements of the Company and its subsidiaries that will satisfy the provisions of Section 11(a) of the 1933 Act and Rule 158 under the 1933 Act.

(h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the General Disclosure Package and the Prospectus under “Use of Proceeds.”

(i) Listing. The Company will use reasonable best efforts to effect the listing of the Securities on the NYSE and to timely file all required filings and notices with the NYSE and other necessary actions in connection with the sale and issuance of the Securities.

(j) Transfer Agent. The Company shall engage and maintain, at its expense, a transfer agent and, if necessary under the jurisdiction of its incorporation or the rules of the NYSE, a registrar (which, if permitted by applicable laws and rules may be the same entity as the transfer agent) for the Series D Preferred Stock.

(k) Restriction on Sale of Securities. During the Lock-Up Period, the Company will not, without the prior written consent of the Representative, directly or indirectly:

(i) issue, offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, assign, pledge, hypothecate, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any shares of Series D Preferred Stock, preferred stock ranking on parity with or senior to the Series D Preferred Stock or any securities convertible into or exercisable or exchangeable for Series D Preferred Stock or shares of preferred stock ranking on parity with or senior to the Series D Preferred Stock (“Related Securities”);

(ii) file or cause the filing of any registration statement under the 1933 Act with respect to any shares of Series D Preferred Stock, preferred stock ranking on parity with or senior to the Series D Preferred Stock or any Related Securities (other than any Rule 462(b) Registration Statement filed to register Securities to be sold to the Underwriters pursuant to this Agreement); or

(iii) enter into any swap, hedge, short sale, derivative, put or call or other agreement, arrangement, hedge or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of any shares of Series D Preferred Stock, preferred stock ranking on parity with or senior to the Series D Preferred Stock or any Related Securities, whether any transaction described in clause (i) or (iii) above is to be settled by delivery of Series D Preferred Stock, preferred stock ranking on parity with or senior to the Series D Preferred Stock or Related Securities, in cash or otherwise, or publicly announce any intention to do any of the foregoing.

Notwithstanding the provisions set forth in the immediately preceding paragraph, the Company may, without the prior written consent of the Representative, issue Securities to the Underwriters pursuant to this Agreement.

(l) Preparation of Prospectus. Immediately following the execution of this Agreement, the Company will, subject to Section 3(b) hereof, prepare the Prospectus, which shall contain the selling terms of the Securities, the plan of distribution thereof and such other information as may be required by the 1933 Act or the 1933 Act Regulations or as the Representative and the Company may deem appropriate, and, if requested by the Representative, will prepare an Issuer Free Writing Prospectus containing the information set forth in Exhibit E hereto and such other information as may be required by Rule 433 or as the Representative and the Company may deem appropriate, and will file or transmit for filing with the Commission the Prospectus in accordance with the provisions of Rule 430B and in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)) and any such Issuer Free Writing Prospectus in the manner and within the time period required by Rule 433.

(m) Real Estate Investment Trust. The Company will use its best efforts to continue to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2021 and its subsequent taxable years, unless the Company’s Board of Directors determines in good faith that it is no longer in the best interest of the Company and its stockholders to so qualify.

(n) Absence of Manipulation. The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of the price of any security of the Company to facilitate the sale or resale of the Securities.

(o) 1940 Act. The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Securities, in such a manner as would require the Company to register as an investment company under the 1940 Act.

(p) Pricing Term Sheet. The Company shall prepare a pricing term sheet reflecting the final terms of the Securities, in substantially the form attached hereto as Exhibit F and otherwise in form and substance satisfactory to the Representative (the “Pricing Term Sheet”), and to file such Pricing Term Sheet as an “issuer free writing prospectus” pursuant to Rule 433 under the 1933 Act prior to the close of business on the business day following the date hereof; provided that the Company shall furnish the Representative with copies of any such Pricing Term Sheet a reasonable amount of time prior to such proposed filing and will not use or file any such document to which the Representative or counsel to the Underwriters shall object.

(q) Articles Supplementary. The Company shall authorize, execute, deliver and file the Articles Supplementary with the SDAT prior to the Closing Date.

(r) Reservation of Common Stock. The Company will ensure that there are at all times a sufficient number of shares of Common Stock, to provide for the issuance, free of any preemptive rights, out of its authorized but unissued shares of Common Stock, of the maximum number of Conversion Securities issuable upon conversion of the Securities in accordance with the Articles Supplementary.

SECTION 4. Covenants of the Manager. The Manager covenants with each Underwriter as follows:

(a) Absence of Manipulation. The Manager will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

SECTION 5. Payment of Expenses.

(a) Expenses. The Company will pay all expenses related to the following matters: (i) the preparation, printing and filing of the Registration Statement and each amendment thereto (in each case including exhibits) and any costs associated with electronic delivery of any of the foregoing, (ii) the printing and delivery to the Underwriters of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the issuance and delivery of the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other taxes or duties payable in connection with the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the counsel, accountants and other advisors to the Company, (v) the qualification or exemption of the Securities and the Conversion Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplements thereto (provided that with respect to fees of counsel to the Underwriters, the amount reimbursed shall in no event exceed $5,000), (vi) the preparation, printing and delivery to the Underwriters of copies of each preliminary prospectus, any Permitted Free Writing Prospectus, any Written Testing-the-Waters Communication and the Prospectus and any amendments or supplements to any of the foregoing and any costs associated with electronic delivery of any of the foregoing, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplements thereto and any costs associated with electronic delivery of any of the foregoing to the Underwriters, (viii) the fees and expenses of the transfer agent and registrar for the Securities, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review, if any, by FINRA of the terms of the sale of the Securities (provided that with respect to fees and disbursements of counsel to the Underwriters, the amount reimbursed shall in no event exceed $35,000), (x) the fees and expenses incurred in connection with the listing of the Securities on the NYSE and (xi) the costs and expenses of the Company any of its officers, directors, counsel or other representatives (other than the Underwriters) in connection with presentations to or meetings with prospective purchasers of the Securities, including, without limitation, expenses in connection with any Testing-the-Waters Communication, expenses associated with the production of road show slides and graphics and the production and hosting of any electronic road shows, fees and expenses of any consultants engaged in connection with road show presentations with the prior approval of the Company, and travel, lodging, transportation, and other expenses of the officers, directors, counsel and other representatives (other than the Underwriters) of the Company incurred in connection with any such presentations or meetings. Except as provided in this Section 5(a), the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel and travel and lodging expenses.

(b) Termination of Agreement. If this Agreement is terminated by the Representative in accordance with the provisions of Section 6, 10(a)(i) or 10(a)(iii)(A) hereof, the Company shall reimburse the Underwriters severally through the Representative on behalf of the Underwriters on demand for all of their reasonable and documented out-of-pocket expenses, including the reasonable fees and disbursements of Hunton Andrews Kurth LLP, that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

SECTION 6. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and the Manager contained in this Agreement, or in certificates signed by any officer of the Company or any subsidiary of the Company or the Manager (whether signed on behalf of such officer, the Company or such subsidiary or the Manager) delivered to the Representative or counsel to the Underwriters pursuant to this Agreement, to the performance by the Company and the Manager of their other respective obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement. The Registration Statement and any post-effective amendments thereto have been declared effective, any Rule 462(b) Registration Statement has become effective, and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or, to the knowledge of the Company, threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representative and the Commission shall not have notified the Company of any objection to the use of the form of the Registration Statement. The Prospectus shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) (without reliance upon Rule 424(b)(8)) and each Issuer Free Writing Prospectus required to be filed with the Commission shall have been filed in the manner and within the time period required by Rule 433.

(b) Opinion of Counsel for Company. At the Closing Date or the Additional Closing Date, as the case may be, the Representative shall have received the opinion and negative assurance letter, each dated as of Closing Date or the Additional Closing Date, as the case may be, of Ledgewood, PC, counsel for the Company (“Company Counsel”), in form and substance reasonably satisfactory to the Representative, together with signed or reproduced copies of such opinion and letter for each of the other Underwriters, to the effect set forth in Exhibit B hereto, and the opinions, dated as of the Closing Date or the Additional Closing Date, as the case may be, of McDermott Will & Emory LLP, special Maryland counsel to the Company, each in form and substance reasonably satisfactory to the Representative, together with signed or reproduced copies of such opinion for each of the other Underwriters, to the effect set forth in Exhibits C and D hereto, respectively.

(c) Opinion of Counsel for Underwriters. At the Closing Date or the Additional Closing Date, as the case may be, the Representative shall have received the letter, dated as of Closing Date or the Additional Closing Date, as the case may be, of Hunton Andrews Kurth LLP, counsel for the Underwriters (“Underwriters’ Counsel”), together with signed or reproduced copies of such letter for each of the other Underwriters, with respect to the Securities to be sold by the Company pursuant to this Agreement, this Agreement, the Registration Statement, any Rule 462(b) Registration Statement, the General Disclosure Package and the Prospectus and any amendments or supplements thereto and such other matters as the Representative may reasonably request.

(d) Company Officers’ Certificate. At the Closing Date or the Additional Closing Date, as the case may be, there shall not have been, since the date hereof or of the most recent financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any material adverse change or any development involving a prospective material adverse change that could reasonably be expected to result in a material adverse change, in the condition (financial or other), results of operations, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, and, at the

Closing Date or the Additional Closing Date, as the case may be, the Representative shall have received a certificate, signed on behalf of the Company by the President or the Chief Executive Officer of the Company and the Chief Financial Officer of the Company, dated as of Closing Date or the Additional Closing Date, as the case may be, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Company in this Agreement are true and correct at and as of the Closing Date or the Additional Closing Date, as the case may be, with the same force and effect as though expressly made at and as of the Closing Date or the Additional Closing Date, as the case may be, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date or the Additional Closing Date, as the case may be, under or pursuant to this Agreement, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the knowledge of the Company, are threatened by the Commission and the Commission has not notified the Company of any objection to the use of the form of the Registration Statement.

(e) Manager Officers’ Certificate. At the Closing Date or the Additional Closing Date, as the case may be, there shall not have been, since the date hereof or of the most recent financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any material adverse change or any development involving a prospective material adverse change that could reasonably be expected to result in a material adverse change in the earnings, business, operations or condition (financial or other) of the Manager, and, at the Closing Date or the Additional Closing Date, as the case may be, the Representative shall have received a certificate, signed on behalf of the Manager by the President or the Chief Executive Officer of the Manager and the Chief Financial Officer or Chief Accounting Officer of the Manager (or persons having equivalent functions), dated as of the Closing Date or the Additional Closing Date, as the case may be, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Manager in this Agreement are true and correct at and as of the Closing Date or the Additional Closing Date, as the case may be with the same force and effect as though expressly made at and as of the Closing Date or the Additional Closing Date, as the case may be, and (iii) the Manager has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date or the Additional Closing Date, as the case may be, under or pursuant to this Agreement.

(f) Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representative shall have received from Grant Thornton LLP a letter, dated the date of this Agreement and in form and substance reasonably satisfactory to the Representative, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of the Company contained or incorporated by reference in the Registration Statement, the General Disclosure Package, any Issuer Free Writing Prospectuses (other than any electronic road show) and the Prospectus and any amendments or supplements to any of the foregoing.

(g) Bring-down Comfort Letter. At the Closing Date or the Additional Closing Date, as the case may be, the Representative shall have received from Grant Thornton LLP a letter, dated as of Closing Date or the Additional Closing Date, as the case may be, and in form and substance reasonably satisfactory to the Representative, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (f) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Date or the Additional Closing Date, as the case may be.

(h) Listing Application. At the Closing Date, an application for the listing of the Securities shall have been submitted to the NYSE.

(i) No Objection. Prior to the date of this Agreement, FINRA shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(j) Chief Financial Officer’s Certificate. At the time of the execution of this Agreement and at the Closing Date or the Additional Closing Date, as the case may be, the Representative shall have received a certificate, signed on behalf of the Company by the Chief Financial Officer of the Company, in form and substance reasonably satisfactory to the Representative, certifying certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(k) Additional Documents. At the Closing Date or the Additional Closing Date, as the case may be, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained in this Agreement, or as the Representative or counsel for the Underwriters may otherwise reasonably request.

(l) Termination of Agreement. If any condition specified in this Section 6 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representative by notice to the Company at any time on or prior to Closing Date or the Additional Closing Date, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 5(b) hereof and except that, in the case of any such termination of this Agreement, Sections 8 and 9 hereof shall survive such termination of this Agreement and remain in full force and effect.

SECTION 7. Indemnification.

(a) Indemnification by the Company. The Company agrees to indemnify and hold harmless each Underwriter, its officers, directors, employees, partners, members, affiliates and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim or damage arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, the General Disclosure Package or the Prospectus (or any amendment or supplement to any of the foregoing), or in any “road show” (as defined in Rule 433) that does not constitute an Issuer Free Writing Prospectus, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim or damage to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 7(d) below) any such settlement is effected with the written consent of the Company; and

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel), reasonably incurred in investigating or defending against any such loss, liability, claim, damage or litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative expressly for use in the Registration Statement (or any amendment thereto), or in any preliminary prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, the General Disclosure Package or the Prospectus (or in any amendment or supplement to any of the foregoing), it being understood and agreed that the only such information furnished by the Underwriters as aforesaid consists of the information described as such in Section 7(b) hereof.

(b) Indemnification by the Underwriters. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 7, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), or in any preliminary prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communications, the General Disclosure Package or the Prospectus (or any amendment or supplement to any of the foregoing), in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representative expressly for use therein. The Company hereby acknowledges and agrees that the information furnished to the Company by the Underwriters through the Representative expressly for use in the Registration Statement (or any amendment thereto), or in any preliminary prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communications, the General Disclosure Package or the Prospectus (or any amendment or supplement to any of the foregoing), consists exclusively of the following information appearing in the Pre-Pricing Prospectus and the Prospectus under the caption “Underwriting”: (i) the names of the Underwriters and their respective participation in the sale of the Securities, (ii) the information regarding the concession and reallowance appearing in the 5th paragraph thereunder, and (iii) the information regarding price stabilization, short positions, and penalty bids appearing in the 10th, 11th, 12th, 13th and 14th paragraphs thereunder.

(c) Actions Against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder. Counsel to the indemnified parties shall be selected as follows: counsel to the Underwriters and the other indemnified parties referred to in Section 7(a) above shall be selected by the Representative, and counsel to the Company and the other indemnified parties referred to in Section 7(c) above shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying party be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Underwriters and the other indemnified parties referred to in Section 7(a) above, and the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Company and the other indemnified parties referred to in Section 7(c) above, in each case in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 7, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 8. Contribution. If the indemnification provided for in Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions, which resulted in such losses, liabilities, claims, damages or expenses, as well as other equitable considerations.

The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate public offering price of the Securities as set forth on such cover.

The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or by the Underwriters on the other hand and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing for or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 8, each affiliate, officer, director, and employee of any Underwriter, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and the Manager, each director or manager of the Company and the Manager, as applicable, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or the Manager within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the number of Securities set forth opposite their respective names in Exhibit A hereto and not joint.

SECTION 9. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates signed by any officer of the Company or any of its subsidiaries (whether signed on behalf of such officer, the Company or such subsidiary) and delivered to the Representative or counsel to the Underwriters pursuant to this Agreement, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, any officer, director, employee, partner, member or agent of any Underwriter or any person controlling any Underwriter, or by or on behalf of the Company, any officer, director or employee of the Company or any person controlling the Company and shall survive delivery of and payment for the Securities.

SECTION 10. Termination of Agreement.

(a) Termination; General. The Representative may terminate this Agreement, by notice to the Company at any time on or prior to Closing Date (and, if any Option Securities are to be purchased on an Additional Closing Date, which occurs after the Closing Date, the Representative may terminate the obligations of the several Underwriters to purchase such Option Securities, by notice to the Company at any time on or prior to such Additional Closing Date) (i) if there has been, at any time on or after the date of this Agreement or since the date of the most recent financial statements included or incorporated by reference in the General Disclosure Package or the Prospectus

(in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any material adverse change or any development involving a prospective material adverse change that could reasonably be expected to result in a material adverse change in the condition (financial or other), results of operations, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any declaration of a national emergency or war by the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change in national or international political, financial or economic conditions (including, without limitation, as a result of terrorist activities), in each case the effect of which on financial markets is such as to make it, in the sole judgment of the Representative, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if (A) trading in any securities of the Company has been suspended by the Commission or the NYSE, or (B) trading generally on the NYSE, the Nasdaq Global Select Market or the Nasdaq Global Market, has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by the NYSE exchanges or by order of the Commission, FINRA or any other governmental authority, or (C) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section 10, such termination shall be without liability of any party to any other party except as provided in Section 5 hereof and except that Sections 8 and 9 hereof shall survive such termination and remain in full force and effect.

SECTION 11. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Date or the Additional Closing Date, as the case may be, to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:

(1) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount of such Defaulted Securities in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters; or

(2) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section 11 shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement, or in the case of an Additional Closing Date which is after the Closing Date, which does not result in a termination of the obligations of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, the Representative shall have the right to postpone the Closing Date or the Additional Closing Date, as the case may be, for a period not exceeding five business days in order to effect any required changes in the Registration Statement, the General Disclosure Package or Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 11.

SECTION 12. Notices. All notices and other communications hereunder shall be in writing, shall be effective only upon receipt and shall be mailed, delivered by hand or overnight courier, or transmitted by fax (with the receipt of such fax to be confirmed by telephone). Notices to the Underwriters shall be directed to the Representative at Raymond James & Associates, Inc., 880 Carillon Parkway St., Petersburg, Florida 33716, Attention: General Counsel and notices to the Company or the Manager shall be directed to it at ACRES Commercial Realty Corp., 865 Merrick Avenue, Suite 200S, Westbury, New York 11590, Attention: Mark Fogel, fax no. (516) 500- 9149, with a copy to Ledgewood, PC Attention: Mark Rosenstein, fax no. (215) 735-2513 (with such fax to be confirmed by telephone to (215) 790-2393).

SECTION 13. Parties and Counterparts. This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company, the Manager and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company, the Manager and their respective successors and the controlling persons and other indemnified parties referred to in Sections 8 and 9 and their successors, heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company, the Manager and their respective successors, and said controlling persons and other indemnified parties and their successors, heirs and legal representatives, and for the benefit of no other person or entity. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase. This Agreement or any document to be signed in connection with this Agreement may be signed in one or more counterparts by manual, facsimile or electronic signature, each of which shall constitute an original and all of which together shall constitute one and the same agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

SECTION 14. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 15. Effect of Headings. The Section and Exhibit headings herein are for convenience only and shall not affect the construction hereof.

SECTION 16. Definitions. As used in this Agreement, the following terms have the respective meanings set forth below:

“Applicable Time” means 2:30 p.m. (New York City time) on May 14, 2021 or such other time as agreed by the Company and the Representative.

“Base Prospectus” means the base prospectus included in the Registration Statement.

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Commission” means the United States Securities and Exchange Commission.

“Company Documents” means (i) all Subject Instruments and (ii) all other contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, swap agreements, hedging agreements, leases or other instruments or agreements to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject.

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“DTC” means The Depository Trust Company.

“EDGAR” means the Commission’s Electronic Data Gathering, Analysis and Retrieval system.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“GAAP” means generally accepted accounting principles.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the offering of the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show” that is a “written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Exhibit F hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Lien” means any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

“Lock-Up Period” means the period beginning on and including the date of this Agreement through and including the date that is the 60th day after the date of this Agreement.

“NYSE” means the New York Stock Exchange.

“OFAC” means the Office of Foreign Assets Control of the U.S. Treasury Department.

“Organizational Documents” means (a) in the case of a corporation, its charter and bylaws; (b) in the case of a limited or general partnership, its partnership certificate, certificate of formation or similar organizational document and its partnership agreement; (c) in the case of a limited liability company, its articles of organization, certificate of formation or similar organizational documents and its operating agreement, limited liability company agreement, membership agreement or other similar agreement; (d) in the case of a trust, its certificate of trust, certificate of formation or similar organizational document and its trust agreement or other similar agreement; and (e) in the case of any other entity, the organizational and governing documents of such entity.

“Pre-Pricing Prospectus” means the preliminary prospectus supplement dated May 13, 2021 relating to the Securities, together with the Base Prospectus, in the form first furnished to the Underwriters for use in connection with the offering of the Securities.

“Registration Statement” means the Company’s registration statement on Form S-3 (Registration No. 333-254315), as amended (if applicable), including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act and the Rule 430B Information; provided that any Rule 430B Information shall be deemed to be part of the Registration Statement only from and after the time specified pursuant to Rule 430B; and provided that, if a Rule 462(b) Registration Statement is filed with the Commission, then the term “Registration Statement” shall include such Rule 462(b) Registration Statement from and after the time of such filing, mutatis mutandis.

“Repayment Event” means any event or condition which, either immediately or with notice or passage of time or both, (i) gives the holder of any bond, note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary of the Company, or (ii) gives any counterparty (or any person acting on such counterparty’s behalf) under any swap agreement, hedging agreement or similar agreement or instrument to which the Company or any subsidiary of the Company is a party the right to liquidate or accelerate the payment obligations or designate an early termination date under such agreement or instrument, as the case may be.

“Rule 164,” “Rule 172,” “Rule 173,” “Rule 405,” “Rule 424(b),” “Rule 429,” “Rule 430B,” “Rule 433” and “Rule 462(b)” refer to such rules under the 1933 Act.

“Rule 430B Information” means the information included in any preliminary prospectus or the Prospectus or any amendment or supplement to any of the foregoing that was omitted from the Registration Statement at the time it first became effective but is deemed to be part of and included in the Registration Statement pursuant to Rule 430B.

“Rule 462(b) Registration Statement” means a registration statement filed by the Company pursuant to Rule 462(b) for the purpose of registering any of the Securities under the 1933 Act, including the documents and other information incorporated by reference therein and the information otherwise deemed to be a part thereof pursuant to Rule 430B.

“Subject Instruments” means all instruments, agreements and documents filed as exhibits to the Registration Statement pursuant to Rule 601(b)(10) of Regulation S-K of the Commission; provided that if any instrument, agreement or other document filed as an exhibit to the Registration Statement as aforesaid has been redacted or if any portion thereof has been deleted or is otherwise not included as part of such exhibit (whether pursuant to a request for confidential treatment or otherwise), the term “Subject Instruments” shall nonetheless mean such instrument, agreement or other document, as the case may be, in its entirety, including any portions thereof which shall have been so redacted, deleted or otherwise not filed.

“Termination Event” means any event or condition which gives any person the right, either immediately or with notice or passage of time or both, to terminate or limit (in whole or in part) any Company Documents or any rights of the Company or any of its subsidiaries thereunder, including, without limitation, upon the occurrence of a change of control of the Company or other similar events.

“Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the 1933 Act.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

“Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the 1933 Act.

“1933 Act” means the Securities Act of 1933, as amended.

“1933 Act Regulations” means the rules and regulations of the Commission under the 1933 Act.

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“1934 Act Regulations” means the rules and regulations of the Commission under the 1934 Act.

“1940 Act” means the Investment Company Act of 1940, as amended.

All references in this Agreement to the Registration Statement, any Rule 462(b) Registration Statement, any preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include (i) the version thereof filed with the Commission pursuant to EDGAR and all versions thereof delivered (physically or electronically) to the Representative or the Underwriters and (ii) the documents incorporated by reference therein, as of the effective date of the Registration Statement, any Rule 462(b) Registration Statement, any preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement to the foregoing, as the case may be.

SECTION 17. Permitted Free Writing Prospectuses. The Company represents, warrants and agrees that it has not made and, unless it obtains the prior written consent of the Representative, it will not make, any offer relating to the Securities that constitutes or would constitute an “issuer free writing prospectus” (as defined in Rule 433) or that otherwise constitutes or would constitute a “free writing prospectus” (as defined in Rule 405) or portion thereof required to be filed with the Commission or required to be retained by the Company pursuant to Rule 433; provided that the prior written consent of the Representative shall be deemed to have been given in respect of the Issuer General Use Free Writing Prospectuses, if any, listed on Exhibit F hereto, and to any electronic road show in the form previously provided by the Company to and approved by the Representative. Any such free writing prospectus consented to or deemed to have been consented to as aforesaid is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents, warrants and agrees that it has treated and will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. For the purposes of clarity, the parties hereto agree that all free writing prospectuses, if any, listed in Exhibit F hereto are Permitted Free Writing Prospectuses.

SECTION 18. Absence of Fiduciary Relationship. Each of the Company and the Manager, severally and not jointly, acknowledge and agree that:

(a) each of the Underwriters is acting solely as an underwriter in connection with the sale of the Securities and no fiduciary, advisory or agency relationship between the Company or the Manager, on the one hand, and any of the Underwriters, on the other hand, has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not any of the Underwriters has advised or is advising the Company or the Manager on other matters;

(b) the public offering price of the Securities and the price to be paid by the Underwriters for the Securities set forth in this Agreement were established by the Company following discussions and arms-length negotiations with the Representative;

(c) it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(d) it is aware that the Underwriters and their respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company or the Manager and that none of the Underwriters has any obligation to disclose such interests and transactions to the Company or the Manager by virtue of any fiduciary, advisory or agency relationship or otherwise; and

(e) it waives, to the fullest extent permitted by law, any claims it may have against any of the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty relating to the transaction contemplated by this Agreement and agrees that none of the Underwriters shall have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim.

SECTION 19. Research Analyst Independence. The Company and the Manager acknowledge that the Underwriters’ respective research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ respective research analysts and research departments may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company, the value of the Series D Preferred Stock and/or the offering that differ from the views of their respective investment banking divisions. Each of the Company and the Manager hereby waives and releases, to the fullest extent permitted by applicable law, any claims that the Company or the Manager may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their respective research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company or the Manager by such Underwriters’ respective investment banking divisions. The Company and the Manager acknowledge that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the Company and other entities that may be the subject of the transactions contemplated by this Agreement.

SECTION 20. Trial By Jury. The Company, the Manager and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 21. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Manager a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Company and the Manager in accordance with its terms.

Very truly yours,

ACRES COMMERCIAL REALTY CORP.
By	/s/ Mark Fogel
	Name:	Mark Fogel
	Title:	President and Chief Executive Officer

ACRES CAPITAL, LLC
By	/s/ Mark Fogel
	Name:	Mark Fogel
	Title:	President and Chief Executive Officer of ACRES Capital, Inc., its sole member

[Signature Page to Underwriting Agreement]

CONFIRMED AND ACCEPTED, as of the date first above written:
By:	RAYMOND JAMES & ASSOCIATES, INC.
By	/s/ Jozsi Popper
Name: Jozsi Popper
Title: Managing Director of Real Estate
Investment Banking
For itself and as Representative of the Underwriters named in Exhibit A hereto.

[Signature Page to Underwriting Agreement]

EXHIBIT A

UNDERWRITERS

Name of Underwriter	Number of Underwritten Securities
Raymond James & Associates, Inc.	2,400,000
Total	2,400,000

A-1

EXHIBIT B

FORM OF OPINION OF COMPANY COUNSEL

B-1

EXHIBIT C

FORM OF TAX COUNSEL OPINION

C-1

EXHIBIT D

FORM OF MARYLAND COUNSEL OPINION

D-1

EXHIBIT E

PRICE-RELATED INFORMATION

1. The initial offering to the public per Share is $25.00 (the “Public Offering Price”).

2. The purchase price per share for the Securities to be paid by the Underwriters shall be $24.2125 (being an amount equal to the Public Offering Price set forth above less underwriting discounts of $0.7875 per share).

3. The number of Shares purchased by the Underwriters is 2,400,000 (2,760,000 Shares if the Underwriters exercise the over-allotment option in full).

E-1

EXHIBIT F

ISSUER GENERAL USE FREE WRITING PROSPECTUSES

Issuer Free Writing Prospectus

Filed pursuant to Rule 433

Registration No. 333-254315

May 14, 2021

ACRES Commercial Realty Corp.

Pricing Term Sheet

7.875% Series D Cumulative Redeemable Preferred Stock

This pricing term sheet is qualified in its entirety by reference to the preliminary prospectus supplement dated May 13, 2021 and the accompanying prospectus (together, the “Preliminary Prospectus”) of ACRES Commercial Realty Corp. (the “Issuer”) relating to the securities described therein. The information in this pricing term sheet supplements the Preliminary Prospectus and updates and supersedes the information in the Preliminary Prospectus to the extent it is inconsistent with the information in the Preliminary Prospectus. Capitalized terms used and not defined herein have the meanings assigned to them in the Preliminary Prospectus.

Issuer:	ACRES Commercial Realty Corp.

Security:	7.875% Series D Cumulative Redeemable Preferred Stock

Size:	2,400,000 shares

Underwriters’ Over-allotment Option:	360,000 shares

Trade Date:	May 14, 2021

Settlement Date:	May 21, 2021 (T+5)*

Maturity:	Perpetual (unless redeemed by the Issuer on or after May 21, 2026 or pursuant to its special optional redemption right, repurchased by the Issuer in the open market or converted by an investor in connection with a Change of Control)

Public offering price:	$25.00 per share; $60,000,000 total

Underwriting Discount and Commissions:	$0.7875 per share; $1,890,000 total ($2,173,500 if the underwriters exercise their over-allotment option in full)

Net Proceeds (before expenses):	$58,110,000 ($66,826,500 if the underwriters exercise their over-allotment option in full)

Distribution Rate:	7.875% per annum (or $1.96875 per share per annum), accruing from, but not including, May 21, 2021

Distribution Payment Dates:	On or about the 30th day of each January, April, July and October, commencing on July 30, 2021. The first distribution payment will cover the period from, but not including, May 21, 2021 to, but not including, July 30, 2021 and will be in the amount of $0.377344 per share.

Liquidation Preference:	$25.00 per share, plus any accrued and unpaid distributions

Optional Redemption:	On and after May 21, 2026, redeemable in whole or in part at a redemption price equal to $25.00 per share, plus any accrued and unpaid distributions (whether or not declared) to, but excluding, the date of redemption. If the Issuer exercises its redemption right, by sending the required notice, with respect to some or all of the Series D Preferred Stock in connection with a Change of Control, holders of the Series D Preferred Stock will not be permitted to exercise the conversion rights described below in respect of any Series D Preferred Stock called for redemption, and any Series D Preferred Stock subsequently called for redemption that has been tendered for conversion will be redeemed on the applicable date of redemption instead of converted on the applicable Change of Control Conversion Date.

Special Optional Redemption:	In the event of a Change of Control, the Issuer will have the option to redeem the Series D Preferred Stock, in whole or in part, within 120 days after the first date on which such Change of Control has occurred for cash at a redemption price of $25.00 per share, plus any accrued and unpaid distributions (whether or not declared) to, but excluding, the date of redemption. If the Issuer exercises its redemption right, by sending the required notice, with respect to some or all of the Series D Preferred Stock, the holders of Series D Preferred Stock will not be permitted to exercise the conversion rights described below in respect of any Series D Preferred Stock called for redemption.

Change in Control Conversion Rights:	Except to the extent that the Issuer has elected to exercise its optional redemption right or its special optional redemption right by providing notice of redemption prior to the Change of Control Conversion Date, upon the occurrence of a Change of Control, each holder of Series D Preferred Stock will have the right to convert some or all of the Series D Preferred Stock held by such holder on the Change of Control Conversion Date into a number of the Issuer’s shares of common stock per share of Series D Preferred Stock to be converted equal to the lesser of:

•  the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accrued and unpaid distributions (whether or not declared) to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series D Preferred Stock distribution payment and prior to the corresponding Series D Preferred Stock distribution payment date, in which case no additional amount for such accrued and unpaid distribution will be included in this sum) by (ii) the Common Stock Price; and

• 3.4698 (the Share Cap), subject to certain adjustments

subject, in each case, to provisions for the receipt of alternative consideration upon conversion as described in the Preliminary Prospectus.

If the Issuer has provided or provides a redemption notice with respect to some or all of the Series D Preferred Stock, holders of any Series D Preferred Stock that the Issuer has called for redemption will not be permitted to exercise their Change of Control Conversion Right in respect of any of their shares of Series D Preferred Stock that have been called for redemption, and any Series D Preferred Stock subsequently called for redemption that has been tendered for conversion will be redeemed on the applicable date of redemption instead of converted on the Change of Control Conversion Date.

Except as provided above in connection with a Change of Control, the Series D Preferred Stock is not convertible into or exchangeable for any other securities or property.

A “Change of Control” will be deemed to have occurred at such time after the original issuance of the Series D Preferred Stock when the following have occurred and are continuing:

•  the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of the Issuer entitling that person to exercise more than 50% of the total voting power of all shares of the Issuer entitled to vote generally in elections of directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•  following the closing of any transaction referred to in the bullet point above, neither the Issuer nor the acquiring or surviving entity has a class of common securities (or ADRs representing such securities) listed on the NYSE, the NYSE American LLC or Nasdaq, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American LLC or Nasdaq.

The “Common Stock Price” will be: (i) if the consideration to be received in the Change of Control by the holders of the Issuer’s common stock is solely cash, the amount of cash consideration per share of the Issuer’s common stock or (ii) if the consideration to be received in the Change of Control by holders of the Issuer’s common stock is other than solely cash (x) the average of the closing sale prices per share of the Issuer’s common stock (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control as reported on the principal U.S. securities exchange on which the Issuer’s common stock is then traded, or (y) the average of the last quoted bid prices for the Issuer’s common stock in the over-the-counter market as reported by OTC Markets Group Inc. or similar organization for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control, if the Issuer’s common stock is not then listed for trading on a U.S. securities exchange.

The “Change of Control Conversion Date” will be a business day selected by the Issuer that is no fewer than 20 days nor more than 35 days after the date on which the Issuer provides the required notice of the occurrence of a Change of Control.

CUSIP / ISIN:	00489Q 300 / US00489Q3002

Listing:	The Issuer intends to file an application to list the Series D Preferred Stock with the NYSE under the symbol “ACR PrD.” If the application is approved, trading is expected to begin within 30 days of initial delivery. The underwriters have advised the Issuer that they intend to make a market in the Series D Preferred Stock prior to the commencement of trading on the NYSE. The underwriters will have no obligation to make a market in the shares, however, and may cease market making activities, if commenced, at any time.

Book-Running Manager:	Raymond James & Associates, Inc.

Distribution:	SEC registered

Use of Proceeds:	The Issuer plans to use the net proceeds from the sale of the shares of the Series D Preferred Stock, after deducting commissions and offering expenses payable by the Issuer, for loan originations consistent with its investment policies and for general corporate purposes.

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We expect that delivery of the Series D Preferred Stock will be made to investors on or about the fifth business day following the date of this prospectus(such settlement being referred to as “T+5”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade shares of Series D Preferred Stock prior to their delivery will be required, by virtue of the fact that the shares of Series D Preferred Stock initially settle in T+5, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the Series D Preferred Stock who wish to trade the Series D Preferred Stock prior to their date of delivery hereunder should consult their advisors.

The Issuer has filed a registration statement (including a prospectus and a prospectus supplement) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and the prospectus supplement in that registration statement and other documents the Company has filed with the SEC for more complete information about the Company and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Company, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the prospectus supplement if you request it by calling Raymond James & Associates, Inc. at (800) 248-8863.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

Schedule 40

Schedule 40-1